EXHIBIT 107

Calculation of Filing Fee Table

FORM S-8
(Form Type)
GROVE COLLABORATIVE HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)
Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity (2)	Class A common stock, $0.0001 par value	Rule 457(c) and Rule 457(h)	1,895,394	$1.78 (3)	$3,373,801.32	.00014760	$497.97
Equity (4)	Class A common stock, $0.0001 par value	Rule 457(c) and Rule 457(h)	379,078	$1.52(5)	$576,198.56	.00014760	$85.05

Total Offering Amounts					$3,949,999.88		$583.02
Total Fee Offsets							—
Net Fee Due							$583.02

(1)    Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional and indeterminate number of shares of Class A Common Stock, which may become issuable pursuant to the provisions of the Grove Collaborative Holdings, Inc. 2022 Equity and Incentive Plan (the “2022 Plan”) and the Grove Collaborative Holdings, Inc. Employee Stock Purchase Plan (the “ESPP”) relating to adjustments for changes resulting from a stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Class A Common Stock.
(2)    The number of shares of Class A Common Stock available for issuance under the 2022 Plan is subject to an automatic annual increase on the first day each calendar year, beginning with the calendar year ending December 31, 2023, and continuing until (and including) the calendar year ending December 31, 2032, with such annual increase equal to the lesser of (i) 5% of the number of shares of Class A Common Stock and Class B Common Stock issued and outstanding on December 31 of the immediately preceding fiscal year, and (ii) an amount determined by the Board of Directors of the Registrant (the “2022 Plan Evergreen Provision”). Accordingly, the number of shares of Class A Common Stock available for issuance under the 2022 Plan was automatically increased by 1,895,394 shares effective January 1, 2023, which is equal to 5% of the total number of shares of Class A Common Stock outstanding as of December 31, 2023. This Registration Statement registers the 1,895,394 additional shares of Class A Common Stock available for issuance under the 2022 Plan as of January 1, 2024 as a result of the 2022 Plan Evergreen Provision.
(3)    Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act and based on the average of the high and low sale prices of the Class A Common Stock, as quoted on the New York Stock Exchange, on March 14, 2024.
(4)    The number of shares of Class A Common Stock available for issuance under the ESPP is subject to an automatic annual increase on the first day of each fiscal year, beginning with the fiscal year ending December 31, 2023, and continuing until (and including) the fiscal year ending December 31, 2032, with such annual increase equal to the lesser of (i) 3,274,070 shares of Class A Common Stock, (ii) 1% of the total number of shares of Class A Common Stock and Class B Common Stock issued and outstanding on December 31 of the immediately preceding fiscal year, and (iii) an amount determined by the Board of Directors of the Registrant (the “ESPP Evergreen Provision”). Accordingly, the number of shares of Class A Common Stock available for issuance under the ESPP was automatically increased by 379,078 shares effective January 1, 2024, which is equal to 1% of the total number of shares of Class A Common Stock outstanding as of December 31, 2023. This Registration Statement registers the 379,078 additional shares of Common Stock available for issuance under the ESPP as of January 1, 2024 as a result of the ESPP Evergreen Provision.
(5)    Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act and based on 85% of the average of the high and low sale prices of the Class A Common Stock, as quoted on the New York Stock Exchange, on March 14, 2024. Pursuant to the ESPP, the purchase price of a share of Class A Common Stock is 85% of the fair market value of the Class A Common Stock.